As filed with the Securities and Exchange Commission on July 23, 2004
Registration No. 333-112959

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 7

to
Form S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Engenio Information Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	3572	91-1235045
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classified Code Number)	(I.R.S. Employer Identification No.)

1621 Barber Lane

Milpitas, California 95035
(408) 433-8000
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Thomas Georgens

President and Chief Executive Officer
1621 Barber Lane
Milpitas, California 95035
(408) 433-8000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Please send copies of all communications to:

David E. Sanders, Esq. Vice President, General Counsel and Secretary Engenio Information Technologies, Inc. 1621 Barber Lane Milpitas, California 95035 (408) 433-8000	Larry W. Sonsini, Esq. Matthew W. Sonsini, Esq. Michelle L. Whipkey, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 (650) 493-9300	William H. Hinman, Jr., Esq. Simpson Thacher & Bartlett LLP 3330 Hillview Avenue Palo Alto, California 94304 (650) 251-5000

    Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

    If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), please check the following box.    ☐

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

      The purpose of this Amendment No. 7 is solely to file certain exhibits to this Registration Statement as set forth below in Item 16(a) of Part II.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

      The following table sets forth the costs and expenses, other than the underwriting discounts, payable by the Registrant in connection with the sale of the securities being registered. All amounts are estimates except the SEC registration fee, the NASD filing fee and the New York Stock Exchange listing fee.

SEC Registration Fee	$31,675
NASD Filing Fee	$25,500
New York Stock Exchange Listing Fee	$150,000
Printing Costs	$400,000
Legal Fees and Expenses	$1,000,000
Accounting Fees and Expenses	$800,000
Blue Sky Fees and Expenses	$7,500
Transfer Agent and Registrar Fees	$10,000
Miscellaneous	$75,325

Total	$2,500,000

Item 14.	Indemnification of Directors and Officers.

      As permitted by Section 145 of the Delaware General Corporation Law, the registrant’s amended and restated certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care.

      The registrant has entered into indemnification agreements with each of its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and the bylaws, as well as certain additional procedural protections.

      The indemnification provision in the bylaws and the indemnification agreements entered into between the registrant and its directors and executive officers may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities arising under the Securities Act of 1933.

      Reference is made to the following documents filed as exhibits to this registration statement regarding relevant indemnification provisions described above and elsewhere herein:

Exhibit
Document	Number

Form of Underwriting Agreement	1.1
Amended and Restated Certificate of Incorporation of Registrant	3.1
Form of Indemnification Agreement	10.1

Item 15.	Recent Sales of Unregistered Securities.

      On February 12, 2004, we issued options to certain employees to purchase an aggregate of 1,675,000 shares of our Class A common stock.

      On March 1, 2004, we issued to our chief financial officer 25,000 restricted shares and an option to purchase 225,000 shares of our Class A common stock at an exercise price of $10.00 per share.

      On April 6, 2004, we issued to each of our four non-employee directors appointed to our board of directors on that date (Messrs. Haggerty, Norby, Reyes and Sonsini) an option to purchase of 25,000 shares of our Class A common stock and 2,500 restricted shares.

      On May 6, 2004, we issued to Mr. O’Rourke an option to purchase of 25,000 shares of our Class A common stock and 2,500 restricted shares.

      The issuance of these securities was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) or Rule 701 of the Securities Act as transactions by an issuer not involving a public offering.

Item 16.     Exhibits and Financial Statement Schedules

      (a)     Exhibits. The following exhibits are included herein or incorporated herein by reference:

Exhibit
Number		Description

1	.1***	Form of Underwriting Agreement
2	.1***	Master Separation Agreement between LSI Logic Corporation and the registrant, effective as of December 31, 2003
2	.2***	General Assignment and Assumption Agreement between LSI Logic Corporation and the registrant, effective as of December 31, 2003
2	.3***	Intellectual Property Agreement between LSI Logic Corporation and the registrant, effective as of December 31, 2003
2	.4***	Employee Matters Agreement between LSI Logic Corporation and the registrant, effective as of December 31, 2003
2	.5***	Tax Sharing Agreement between LSI Logic Corporation and the registrant, effective as of March 15, 2004
2	.6***	Real Estate Matters Agreement between LSI Logic Corporation and the registrant, effective as of December 31, 2003
2	.7***	Indemnification and Insurance Matters Agreement between LSI Logic Corporation and the registrant, effective as of December 31, 2003
2	.8***	Transition Services Agreement between LSI Logic Corporation and the registrant, effective as of March 15, 2004
3	.1***	Amended and Restated Certificate of Incorporation of registrant
3	.2***	Bylaws of registrant, as amended and restated
4	.1***	Form of Specimen Stock Certificate for registrant’s Class A Common Stock
4	.2***	Form of Specimen Stock Certificate for registrant’s Class B Common Stock
4	.3***	Investor Rights Agreement between LSI Logic Corporation and the registrant, effective as of March 15, 2004
5	.1**	Form of Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
10	.1***	Form of Indemnification Agreement entered into by registrant with each of its directors and executive officers
10	.2***	2004 Equity Incentive Plan
10	.2.1***	Form of Nonqualified Stock Option Agreement under the 2004 Equity Incentive Plan
10	.2.2***	Form of Restricted Stock Agreement for Nonemployee Directors, as amended, under the 2004 Equity Incentive Plan
10	.2.3***	Restricted Stock Agreement, dated as of March 1, 2004, as amended July 9, 2004, under the 2004 Equity Incentive Plan, by and between the registrant and William Kurtz

Exhibit
Number		Description

10	.3***	Employee Stock Purchase Plan
10	.4†***	Amended and Restated Distributor Agreement, dated as of April 15, 2004, as amended on June 29, 2004, as further amended July 2, 2004, between the registrant and Storage Technology Corporation
10	.5†	OEM Purchase Agreement, effective as of February 15, 1995, as amended, by and between the registrant and NCR Corporation
10	.6†***	Production Procurement Agreement (PPA), dated as of July 11, 1997, as amended January 2, 2002, by and between the Symbios Logic Inc. and International Business Machines Corporation
10	.7†***	Base Agreement, effective as of August 20, 2003, by and between the registrant and International Business Machines Corporation
10	.8†***	Manufacturing Service Agreement, effective as of November 3, 2003, by and between the registrant and Sanmina-SCI Corporation
10	.9†***	Manufacturing Service Agreement, dated as of August 4, 2002, by and between LSI Storage Systems Europe Holdings, Ltd. and Flextronics International Cork B.V. Ireland
10	.10†***	Enterprise License Agreement, effective as of October 28, 2003, as amended May 6, 2004, by and between the registrant and Wind River Systems, Inc.
10	.11†***	OEM Purchase Agreement (DISC), effective as of September 19, 2001, as amended January 21, 2002 and January 15, 2004, by and between the registrant and Seagate Technology LLC
10	.12***	Form of Change of Control Severance Agreement entered into by the registrant with each of its executive officers
21	.1***	Subsidiaries of the registrant
23.1		Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
23	.2**	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)
24	.1***	Power of Attorney

*	To be filed by amendment.

**	Executed copy to be filed by amendment.

***	Previously filed.

†	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

(b)	Financial Statement Schedule

Schedule II Valuation and Qualifying Accounts

Report of Independent Registered Public Accounting Firm

Financial Statement Schedule

To the Board of Directors

of Engenio Information Technologies, Inc.:

      Our audits of the consolidated financial statements referred to in our report dated February 19, 2004, except as to Note 2 and Note 13, for which the date is March 30, 2004, appearing in Amendment No. 1 to Registration Statement on Form S-1 of Engenio Information Technologies, Inc. also included an audit of the financial statement schedule listed in Item 16(b) of this Amendment No. 1 to Registration Statement on Form S-1. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
February 19, 2004

SCHEDULE II

VALUATION AND QUALIFYING ACCOUNTS

(in thousands)

	Column B	Column C			Column F
	Balance at	Additions charged to			Balance at
Column A	beginning of	costs, expenses	Column D	Column E	end of
Description	period	or other accounts	Recoveries	Utilization	period

2003
Allowance for doubtful accounts	$570	$883	$(570)	$(170)	$713
Allowance for sales returns	460	2,065	—	(1,282)	1,243
2002
Allowance for doubtful accounts	4,474	4,103	(2,090)	(5,917)	570
Allowance for sales returns	1,059	338	—	(937)	460
2001
Allowance for doubtful accounts	726	4,455	(726)	19	4,474
Allowance for sales returns	387	4,033	—	(3,361)	1,059

Item 17.     Undertakings.

      The undersigned registrant hereby undertakes to provide the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California on July 23, 2004.

ENGENIO INFORMATION TECHNOLOGIES, INC.

By:	/s/ THOMAS GEORGENS

Thomas Georgens
President, Chief Executive Officer and Director

      Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name		Title	Date

/s/ THOMAS GEORGENS Thomas Georgens		President, Chief Executive Officer and Director (Principal Executive Officer)	July 23, 2004

* William H. Kurtz		Senior Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	July 23, 2004

* Wilfred J. Corrigan		Director	July 23, 2004

* Charles A. Haggerty		Director	July 23, 2004

* R. Douglas Norby		Director	July 23, 2004

* Matthew J. O’Rourke		Director	July 23, 2004

* Gregorio Reyes		Director	July 23, 2004

* Larry W. Sonsini		Director	July 23, 2004

*By:	/s/ THOMAS GEORGENS Thomas Georgens Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description

1.1***	Form of Underwriting Agreement
2.1***	Master Separation Agreement between LSI Logic Corporation and the registrant, effective as of December 31, 2003
2.2***	General Assignment and Assumption Agreement between LSI Logic Corporation and the registrant, effective as of December 31, 2003
2.3***	Intellectual Property Agreement between LSI Logic Corporation and the registrant, effective as of December 31, 2003
2.4***	Employee Matters Agreement between LSI Logic Corporation and the registrant, effective as of December 31, 2003
2.5***	Tax Sharing Agreement between LSI Logic Corporation and the registrant, effective as of March 15, 2004
2.6***	Real Estate Matters Agreement between LSI Logic Corporation and the registrant, effective as of December 31, 2004
2.7***	Indemnification and Insurance Matters Agreement between LSI Logic Corporation and the registrant, effective as of December 31, 2003
2.8***	Transition Services Agreement between LSI Logic Corporation and the registrant, effective as of March 15, 2004
3.1***	Amended and Restated Certificate of Incorporation of registrant
3.2***	Bylaws of registrant, as amended and restated
4.1***	Form of Specimen Stock Certificate for registrant’s Class A Common Stock
4.2***	Form of Specimen Stock Certificate for registrant’s Class B Common Stock
4.3***	Investor Rights Agreement between LSI Logic Corporation and the registrant, effective as of March 15, 2004
5.1**	Form of Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
10.1***	Form of Indemnification Agreement entered into by registrant with each of its directors and executive officers
10.2***	2004 Equity Incentive Plan
10.2.1***	Form of Nonqualified Stock Option Agreement under the 2004 Equity Incentive Plan
10.2.2***	Form of Restricted Stock Agreement for Nonemployee Directors, as amended, under the 2004 Equity Incentive Plan
10.2.3***	Restricted Stock Agreement, dated as of March 1, 2004, as amended July 9, 2004, under the 2004 Equity Incentive Plan, by and between the registrant and William Kurtz
10.3***	Employee Stock Purchase Plan
10.4†***	Amended and Restated Distributor Agreement, dated as of April 15, 2004, as amended on June 29, 2004, as further amended July 2, 2004, by and between the registrant and Storage Technology Corporation
10.5†	OEM Purchase Agreement, effective as of February 15, 1995, as amended, by and between the registrant and NCR Corporation
10.6†***	Production Procurement Agreement (PPA), dated as of July 11, 1997, as amended January 2, 2002, by and between the Symbios Logic Inc. and International Business Machines Corporation
10.7†***	Base Agreement, effective as of August 20, 2003, by and between the registrant and International Business Machines Corporation
10.8†***	Manufacturing Service Agreement, effective as of November 3, 2003, by and between the registrant and Sanmina-SCI Corporation

Exhibit
Number	Description

10.9†***	Manufacturing Service Agreement, dated as of August 4, 2002, by and between LSI Storage Systems Europe Holdings, Ltd. and Flextronics International Cork B.V. Ireland
10.10†***	Enterprise License Agreement, effective as of October 28, 2003, as amended May 6, 2004, by and between the registrant and Wind River Systems, Inc.
10.11†***	OEM Purchase Agreement (DISC), effective as of September 19, 2001, as amended January 21, 2002 and January 15, 2004, by and between the registrant and Seagate Technology LLC
10.12***	Form of Change of Control Severance Agreement entered into by the registrant with each of its executive officers
21.1***	Subsidiaries of the registrant
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
23.2**	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)
24.1***	Power of Attorney

*	To be filed by amendment.

**	Executed copy to be filed by amendment.

***	Previously filed.

†	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.